UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 North Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Item 1.01  – Entry into a Material Definitive Agreement

On February 27, 2026 (the “Closing Date”), Knightscope, Inc., a Delaware corporation (the “Company” or “Knightscope”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Event Risk LLC, an Indiana limited liability company (“Event Risk”), and Eric Rose (the “Seller”), pursuant to which Knightscope acquired all of the issued and outstanding membership interests of Event Risk (the “Acquired Interests”).

Purchase Consideration

Pursuant to the Purchase Agreement, aggregate consideration consists of:

1.	$5.0 million Closing Cash Payment
2.	Assumption and full discharge of approximately $1.1 million of indebtedness of Event Risk owed to Frost Bank
3.	Issuance of 1,724,418 shares of Knightscope Class A Common Stock, par value $0.001 per share (the “Equity Consideration”)
4.	Deferred cash payments totaling $4.0 million, payable in quarterly installments of $0.5 million from March 31, 2027 through December 31, 2028
5.	Potential contingent consideration consisting of:
○	Earn-Out Payments of up to $2.0 million tied to 2026 revenue and gross margin percentage thresholds
○	Cash Revenue Share Payments (capped at $10.0 million aggregate) for calendar years 2027–2031
○	Equity Revenue Share Issuances (subject to the aggregate cap of the lower of (i) 2.5% of the fully diluted shares outstanding and (ii) $3.0 million in grant-date value).

The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions, working capital adjustment mechanics, non-compete provisions, and tax treatment provisions. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit to this Current Report.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On February 27, 2026, Knightscope completed the acquisition of Event Risk pursuant to the Purchase Agreement. Event Risk is now a wholly owned subsidiary of Knightscope.

Strategic Rationale

Knightscope believes this acquisition accelerates its long-term strategy to operate a fully integrated autonomous security platform combining hardware, software, and human response into a single managed system.

Additionally, the acquisition expands Knightscope’s immediate market reach and enables the Company to be a single provider of the historically fragmented security solutions offered.

Historically, physical security has been delivered through fragmented components -- guards, cameras, monitoring centers, and patrol services operating independently. Knightscope’s strategy is to integrate:

•	Autonomous Security Robots and Emergency Communication Devices (hardware);
•	AI-driven event detection and orchestration software; and
•	Licensed security personnel and response services

into a coordinated operating model designed to deliver detection, deterrence, verification, and response as a unified outcome. Knightscope believes that security buyers purchase improved outcomes rather than individual devices or labor hours. By owning the human layer alongside its technology platform, Knightscope can deploy its hardware and AI software within a managed service structure that supports enterprise accountability and scalable deployment.

The Company expects this structure to:

•	Accelerate adoption of its robotics and sensing technologies;
•	Enable participation in security contracts requiring licensed guarding providers;
•	Increase multi-site deployment opportunities; and
•	Improve customer retention through integrated service delivery.

Business Overview of Event Risk

Event Risk is a provider of security, executive protection, investigations, and risk mitigation services operating throughout the United States. The business delivers licensed security personnel and response services to corporate and commercial clients.

Knightscope intends to integrate Event Risk personnel and operations into its broader Autonomous Security Force strategy, whereby technology-enabled supervision allows human operators to oversee multiple sites and respond to verified events.

Long-Term Operating Model

Knightscope anticipates evolving the combined model over time through:

•	Increased hardware density per site;
•	AI-driven alert reduction and prioritization;
•	Technology-enabled supervision across multiple locations; and
•	Gradual automation of routine patrol functions, unfit or unsafe for a human.

The Company believes this approach may shift the cost structure from labor-intensive deployments toward technology-enabled productivity over time.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sources and Uses of Funds

The transaction was funded as follows:

Sources

•	Cash from Knightscope: $6.1 million

Uses

•	Payoff of Frost Bank Line of Credit: $1.1 million
•	Cash Consideration to Seller: $5.0 million

Total Sources and Uses: $6.1 million

The Frost Bank indebtedness was fully discharged at closing.

Contingent Consideration Summary

Earn-Out Payments for Calendar Year 2026:

•	$2.0 million if revenue is at least $35.0 million and gross margin is at least 20%;
•	$1.0 million if revenue is at least $35.0 million and gross margin is between 10% and 20%;
•	$0 if thresholds are not met.

Cash Revenue Share Payments (2027–2031):

•	5% of revenue between $30.0 million and $75.0 million;
•	6% of revenue above $75.0 million;
•	Aggregate cap of $10.0 million.

Equity Revenue Share Issuances:

•	Formula-based issuance tied to revenue above $50.0 million;
•	Aggregate cap of the lesser of 2.5% of fully diluted shares outstanding or $3.0 million in grant-date value.

On March 2, 2026, Knightscope issued a press release announcing the acquisition of Event Risk. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement, Knightscope issued shares of its Class A Common Stock to the Seller as Equity Consideration. Such shares were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Additional shares may be issued pursuant to the Equity Revenue Share provisions described above, subject to the terms and conditions of the Purchase Agreement.

Item 8.01 – Other Events

Integrated Autonomous Security Platform

Following the Closing, Knightscope operates as both a technology developer and a licensed security services provider. The Company believes this combination uniquely positions it to deliver end-to-end accountability across sensing, decision-making, and response.

Knightscope’s AI software platform is designed to:

•	Fuse data from robots, sensors, and cameras;
•	Reduce false or unverified alerts;
•	Prioritize escalation pathways; and
•	Coordinate human verification and response.

The Company believes that traditional guarding scales linearly with labor. Knightscope’s intended operating model utilizes technology to enable human oversight across multiple locations, potentially improving productivity relative to traditional models.

Market Positioning

Knightscope believes:

•	Technology-only vendors typically lack response capability and licensed guard infrastructure; and
•	Traditional guarding firms typically lack proprietary autonomous robotics and AI orchestration platforms.

By integrating both, Knightscope intends to compete for security contracts requiring end-to-end delivery rather than component sales.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The required financial statements of Event Risk will be filed by amendment within the time period permitted under SEC rules.

(b) Pro Forma Financial Information

The required pro forma financial information will be filed by amendment within the time period permitted under SEC rules.

(d) Exhibits

Exhibit 2.1 – Securities Purchase Agreement dated February 27, 2026

Exhibit 99.1 – Press Release dated March 2, 2026

Exhibit 104 – Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding integration plans, revenue growth, margin expansion, productivity improvements, competitive positioning, deployment scaling, automation strategy, and long-term operating model evolution. These statements are subject to risks and uncertainties, including integration execution risk, dependence on labor availability and regulatory licensing, ability to scale robotics deployments, competitive market dynamics, margin volatility in service-based operations, and economic conditions. Actual results may differ materially from those anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHTSCOPE, INC.

Date: February 27, 2026	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President